UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): December 3, 1999

                          The Chalone Wine Group, Ltd.
               (Exact Name of Registrant as Specified in Charter)

         California                     0-13406                94-1696731
(State or Other Jurisdiction          (Commission             (IRS Employer
      of Incorporation)               File Number)         Identification No.)

                    621 Airpark Road
                    Napa, California                        94558-4291
        (Address of Principal Executive Offices)            (Zip Code)

        Registrant's telephone number, including area code: 707-254-4200


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Item 2.  Acquisition or Disposition of Assets

         On January 24, 2000, The Chalone Wine Group, Ltd. (the "Company") entered into a binding commitment to acquire two adjacent parcels of land in Rutherford, California (the "Property"). The Property, comprising 73 acres, contains two private homes and an historic 57-acre cabernet sauvignon vineyard in the Napa Valley's notable Rutherford Bench area.

         The Rutherford Bench is well known for the production of cabernet sauvignon wines. The Company's new vineyard is situated close to the vineyards of well-known cabernet sauvignon wines, such as "Georges de Latour Private Reserve" from Beaulieu Vineyards, "Rubicon" from Neibaum Coppola Estate Winery and "Cabernet Bosche" from Freemark Abbey. The Company intends to use the property to produce a luxury-priced single vineyard cabernet wine. The new wine is expected to debut in 2004 with an estimated initial release of approximately 3,000 cases. Ultimately, the Company expects the 57-acre vineyard to produce up to 20,000 cases of luxury quality wine.

         The two private residences acquired with the Property are located at 1865 and 1877 St. Helena Highway. The dwelling located at 1865 St. Helena Highway is encumbered by a two -year, rent-free lease between the Company and the current occupant. Upon the termination of the foregoing tenancy, the Company intends to use the dwelling for marketing purposes and as a guesthouse for trade and press.

         The second dwelling, located at 1877 St. Helena Highway, is expected to be re-sold together with approximately 5 acres of land, for continued use as a private residence.

         Pursuant to the terms of the Purchase Agreements (attached hereto as Exhibits 10.2 and 10.3 and incorporated herein by reference), the Company acquired the parcels in separate transactions from Barbara Eisele and The William A. Hewitt Trust for a total of approximately $16,400,000. The source of funding for the purchase was the Company's existing line of credit with Rabobank International.

FORWARD LOOKING STATEMENTS

         From time to time, information provided by the Company, statements made by its employees, or information included in its filings with the Securities and Exchange Commission (including this Form 8-K) may contain statements which are not historical facts, so called "forward looking statements" that involve risks and uncertainties. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this Form 8-K, the terms "expects," "intends," and other similar terms as they relate to the Company or its management are intended to identify such forward looking statements. The Company's actual future results may differ significantly from those stated in any forward-looking statements. Factors that may cause such differences include, but are not limited to (i) reduced consumer spending or a change in consumer preferences, which could reduce demand for the Company's wines; (ii) competition from numerous domestic and foreign wine producers which could affect the Company's ability to sustain volume and revenue growth; (iii) interest rates and other business and economic conditions which could increase significantly the cost and risks of projected capital spending;
(iv) the price and availability in the marketplace of grapes meeting the Company's quality standards and other requirements; (v) the effect of weather and other natural forces on growing conditions and, in turn, the quality and quantity of grapes produced by the Company and (vi) worldwide supply and demand for grapes. Each of these factors, and other risks pertaining to the Company, the


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premium wine  industry and general  business and economic  conditions,  are more fully discussed from time to time in other filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended March 31, 1999.

 Item 7.  Financial Statements and Exhibits.

         (a) Financial statements of business acquired.

         Not required

         (b) Pro Forma Financial Information.

         Not required.

          (c)  Exhibits.

         Exhibit No.                       Description
         -----------                       -----------
         10.2 Real Estate Purchase Contract by and between Barbara Eisele and the Company, dated December 3, 1999

         10.3 Real Estate Purchase Contract by and between William A. Hewitt Trust and the Company, dated December 3, 1999


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Dated:  February 8, 2000

                                        THE CHALONE WINE GROUP, LTD.

                                        By:  /s/ Thomas B. Selfridge
                                            ------------------------------------
                                                 Thomas B. Selfridge
                                                 Chief Executive Officer